Exhibit 10.1

AMENDMENT NO. 1 TO THE

SEVENTH AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT

OF

EVERCORE LP

This AMENDMENT NO. 1 (the “Amendment”) to the SEVENTH AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT (as amended hereby, the “Agreement”) of Evercore LP (the “Partnership”) is made as of April 30, 2021, by and among Evercore Inc., a corporation formed under the laws of the State of Delaware, as general partner, and the Limited Partners (as defined herein) of the Partnership.

W I T N E S S E T H:

WHEREAS, the Partnership was formed as a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Del. C. Section 17-101, et seq., as it may be amended from time to time (the “Act”), by the filing of a Certificate of Limited Partnership (the “Certificate”) with the Office of the Secretary of State of the State of Delaware on May 12, 2006; and

WHEREAS, the parties are entering into this Amendment to amend the Seventh Amended and Restated Limited Partnership Agreement of the Partnership dated as of November 1, 2017 (the “Original Agreement”) pursuant to Section 11.12 of the Original Agreement to reflect the creation and distribution of certain Class L Interests (as defined below), subject to certain specified terms and conditions as expressly set forth herein, and the General Partner has determined that this Amendment is necessary and appropriate in connection with the creation, authorization and distribution of the Class L Interests.

NOW, THEREFORE, the General Partner, acting pursuant to its power and authority granted pursuant to Section 11.12 of the Original Agreement, hereby amends the Original Agreement pursuant to this Amendment as follows:

1.    Capitalized Terms. Unless otherwise defined herein, capitalized terms used herein and defined in the Original Agreement are used in this Amendment as defined in the Original Agreement. Upon the effectiveness of this Amendment, all references in the Agreement or other documents related to the Agreement shall be deemed references to the Original Agreement as modified by this Amendment

2.    Amendments to the Original Agreement.

a.    The second sentence of the definition of “Class” is hereby amended and replaced with the following definition:

As of the date of this Agreement there are Class A Units, Class E Units, Class I-P Units, Class G Interests, Class J Units and Class K-P Units outstanding and Class I Units, Class K Units and Class L Interests

authorized for issuance or distribution pursuant to this Agreement and, as applicable, the Class I Subscription Agreement, the relevant Class K Subscription Agreement and the relevant Class L Subscription Agreement.

b.    A new definition of “Class L Interests” is hereby added as follows:

“Class L Interests” means the Interests in the Partnership designated as the “Class L Interests” herein and having the rights pertaining thereto as are set forth in this Agreement. Class L Interests shall be Vested Interests for all purposes under this Agreement upon delivery.”

c.    A new definition of “Class L Partner” is hereby added as follows:

“Class L Partner” means a Partner to whom Class L Interests have been distributed under a Class L Subscription Agreement.

d.    A new definition of “Class L Subscription Agreement” is hereby added as follows:

“Class L Subscription Agreement” means a subscription agreement by and among the Partnership, the General Partner, and a Class L Partner providing for the distribution of Class L Interests.

e.    The definition of “Interests” is hereby amended to replace the phrase “Class G Interests and” with the phrase:

“Class G Interests, Class L Interests and”

f.    Section 4.01(a) is hereby amended and replaced with the following:

“The General Partner, in its discretion, may authorize distributions by the Partnership to the Partners in accordance with the following provisions: (i) to any Class L Partner in accordance with the relevant Class L Subscription Agreement, (ii) to the extent distributions are not attributable to an Extraordinary Event, to Partners holding Class A Units, Class E Units, Class I Units or Class K Units, which distributions shall be made pro rata in accordance with the Partners’ respective Total Class A, E, I and K Percentage Interest, (iii) to the extent distributions are attributable to a refinancing, recapitalization or other restructuring transaction or a merger (each, an “Extraordinary Event”), to all Partners (other than the Class I Partner in respect of Class I-P Units, any Class K Partner in respect of Class K-P Units and any Class L Partner in respect of Class L Interests), which distributions shall be made pro rata in accordance with the Partners’ respective Total Percentage Interests (which, for purposes of this Section 4.01(a)(iii), shall be calculated as if no Class I-P Units, Class K-P Units or Class L Interests are outstanding); provided, that for the avoidance of doubt, cash distributions of the Partnership that are not related to a refinancing, recapitalization, or other restructuring transaction or a merger shall not be considered an Extraordinary Event, and (iv) any distribution permitted pursuant to clauses (ii) and (iii) shall be made to all applicable Units and Interests, whether or not such Units or Interests are Vested Units or Vested Interests; provided, however, that distributable amounts (including to the extent attributable to an Extraordinary Event) made pursuant to this Section 4.01(a), but for the avoidance of doubt, not distributions pursuant to Section 4.01(b) or Section 4.01(c), with respect to any Unvested Unit or Unvested Interest shall be held in reserve by the Partnership until such Unvested Unit or Unvested Interest becomes a Vested Unit or Vested Interest pursuant to this Agreement, at which time the distributable amounts held in reserve for such Unit or Interest shall be distributed to the holder of such Unit or Interest.”

g.    Section 5.01 is hereby amended to replace the phrase “Class K Units or Class K-P Units” with the phrase:

“Class K Units, Class K-P Units or Class L Interests”

h.    The second sentence of Section 7.01 is hereby amended and replaced with the following sentence:

As of the date of this Agreement there are Class A Units, Class E Units, Class I-P Units, Class G Interests, Class J Units and Class K-P Units outstanding, and Class I Units, Class K Units and Class L Interests are hereby authorized.

i.    The final sentence of Section 7.01 is hereby amended to replace the phrase “Class G Interests and” with the phrase:

“Class G Interests, Class L Interests and”

j.    A new Section 8.02(a)(ix) is hereby added as follows:

“and (ix) if the employment of a Class L Partner by the General Partner, the Partnership or any of its affiliates, as applicable, terminates for any reason, such Class L Partner’s Class L Interests shall be treated in accordance with such Class L Partner’s Class L Subscription Agreement.”

k.    Section 8.03(b) is hereby amended to replace the phrase “(other than Vested Class I-P Units, Vested Class J Units and Vested Class K-P Units)” with the phrase:

“(other than Vested Class I-P Units, Vested Class J Units, Vested Class K-P Units and Class L Interests)”

l.    Section 8.03(e) is hereby amended to replace the phrase “Class J Units or Class K-P Units” with the phrase:

“Class J Units, Class K-P Units or Class L Interests”

m.    Section 8.05(i) is hereby amended and restated in its entirety as follows:

Transfer all or a portion of the Vested Units or Vested Interests, other than any Class L Interests, owned by such Limited Partner to a Family Trust or, in the case of Class E Units, Class G Interests and Class J Units, a Family Member or Family Trust of such Limited Partner or its Related Person for estate or tax planning purposes, provided that any Vested Units or Vested Interests so Transferred remain subject to the same restrictions on Transfer to which such Units or Interests would be subject if such Units or Interests had not been so Transferred;

n.    Section 9.03(a)(ii) is hereby amended to replace the phrase “Class K Units or Class K-P Units” with the phrase:

“Class K Units, Class K-P Units or Class L Interests”

o.    Section 11.02(b) is hereby amended and restated in its entirety as follows:

“If to any Partner, to:

c/o Evercore Inc.

55 East 52nd Street, 38th Floor

New York, New York 10055

Attention: General Counsel

Fax: (212) 857-3101”

p.    Section 11.02(d) is hereby deleted in its entirety.

q.    Section 11.12(c)(ii) is hereby amended to replace the phrase “the holders of Class G Interests and Class J Units” with the phrase:

“the holders of Class G Interests, Class J Units and Class L Interests”

r.    Section 11.19 is hereby amended and restated in its entirety as follows:

“Section 11.20 Admission of Class L Partners. Any Class L Partner that is a party to a Class L Subscription Agreement will be admitted to the Partnership as a Limited Partner with respect to the Class L Interests held by such Class L Partner as of the effectiveness of such Class L Subscription Agreement, and the books and records of the Partnership shall be amended to reflect the distribution of Class L Interests.”

3.    Effective Date of this Amendment; Survival. This Amendment shall be deemed effective as of the date first written above. Except as expressly amended herein, all other terms and conditions of the Original Agreement shall remain in full force and effect and are hereby ratified and confirmed.

4.    Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware.

5.    Counterparts. This Amendment may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Copies of executed counterparts transmitted by telecopy or other electronic transmission service shall be considered original executed counterparts for purposes of this Section 5.

IN WITNESS WHEREOF, the parties hereto have entered into this Amendment or have caused this Amendment to be duly executed by their respective authorized officers, in each case as of the date first above stated.

EVERCORE INC.

By:	/s/ Robert Walsh
Name:	Robert Walsh
Title:	CFO

LIMITED PARTNERS:

By:	Evercore Inc., as attorney-in-fact for the Limited Partners

By:	/s/ Robert Walsh
Name:	Robert Walsh
Title:	CFO